                                                                     EXHIBIT 2.1

                                                                  CONFORMED COPY














                              ACQUISITION AGREEMENT

                                  By and Among

                            GREENAWAY HOLDINGS LTD.,

                                  SCSK5406 APS,

                               LOOP TELECOM, S.A.,


                     THE SHAREHOLDERS OF LOOP TELECOM, S.A.,

                               -------------------


                                       AND

                        COVAD COMMUNICATIONS GROUP, INC.



                          Dated as of September 8, 2000

                                TABLE OF CONTENTS

                                                                                                              Page
ARTICLE I.Definitions                                                                                           2
         Section 1.1  Definitions...............................................................................2

ARTICLE II.Sale and Purchase of the Shares,                                                                     6
         Section 2.1  Agreement to Sell and Purchase............................................................6
         Section 2.2  Closing...................................................................................7
         Section 2.3  Use of Proceeds...........................................................................8
         Section 2.4 Payment of the balance of the Subscription Price and the Purchase Price....................8

ARTICLE III.Representations and Warranties                                                                      8
         Section 3.1  Representations and Warranties of the Company, the Loop Shareholders and the Seller.......8
         Section 3.2  Representations and Warranties of Loop and the Loop Shareholders.........................12
         Section 3.3  Representations and Warranties of .......................................................25
         Section 3.4   Representations and Warranties of the Seller............................................26
         Section 3.5   Representations and Warranties of the Purchaser.........................................28

ARTICLE IV.Conduct of Business Pending the Closing                                                             30
         Section 4.1  Conduct of the Business Pending the Closing..............................................30
         Section 4.2       Restriction on Conduct of Business of the Company and Loop..........................30
         Section 4.3  Access to Information....................................................................33
         Section 4.4  No Solicitation..........................................................................33

ARTICLE V.Other Agreements                                                                                     34
         Section 5.1       Conversion..........................................................................34
         Section 5.2       [Intentionally Omitted].............................................................34
         Section 5.3       Public Statements...................................................................35
         Section 5.4       Reasonable Commercial Efforts.......................................................35
         Section 5.5  Notification of Certain Matters..........................................................35
         Section 5.6  Tax Elections............................................................................36
         Section 5.7  Further Assurances.......................................................................36

ARTICLE VI.Conditions Precedent                                                                                36
         Section 6.1  Conditions to Obligations of Purchaser and Seller........................................36
         Section 6.2  Additional Conditions of the Purchaser...................................................37
         Section 6.3  Additional Conditions of the Seller......................................................38

ARTICLE VII.Term                                                                                               39
         Section 7.1  Termination..............................................................................39
         Section 7.2  Effect of Termination....................................................................40

                                                             ii
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
ARTICLE VIII.Miscellaneous                                                                                     40
         Section 8.1  Survival of Representations and Warranties...............................................40
         Section 8.2  Notices..................................................................................40
         Section 8.3  Entire Agreement; Amendment..............................................................42
         Section 8.4  Counterparts.............................................................................42
         Section 8.5  Governing Law............................................................................42
         Section 8.6  Indemnification by the Loop Shareholders.................................................43
         Section 8.7  Fees and Expenses........................................................................43
         Section 8.8  Indemnification by Loop and the Loop Shareholders........................................43
         Section 8.9  Successors and Assigns; Third Party Beneficiaries........................................45
         Section 8.10  Indemnification by the Purchaser........................................................45
         Section 8.11      Arbitration.........................................................................46
         Section 8.12 Exclusive Remedy.........................................................................47
         Section 8.13  Specific Performance....................................................................47
         Section 8.14  Headings, Captions and Table of Contents................................................47
         Section 8.15  Interpretation and Construction.........................................................47

                                    SCHEDULES

         3.1(d)     - Company Consents
         3.1(f)     -  Company Financial Statements
         3.2(d)     -  Loop Consents
         3.2(e)     -  Voting Arrangements
         3.2(f)     -  Loop Financial Statements
         3.2(h)     -  Permits
         3.2(l)     -  Company Employees / Consulting Agreements
         3.2(m)     -  Material Agreements
         3.2(q)     -  Intellectual Property
         3.2(w)     -  Transactions with Affiliates
         3.2(x)     -  Brokers and Finders
         3.2(aa)    -  Board Members
         3.3(d)     -  Ownership of Loop's Common Stock



                                    EXHIBITS

         Exhibit A - Board Resolution
         Exhibit B - Loop Shareholders Agreement
         Exhibit C - Loop Shareholders Resolution
         Exhibit D - Loop Stock Option Plan
         Exhibit E - [Intentionally Omitted]
         Exhibit F - Purchaser's First Note
         Exhibit G - Purchaser's Second Note
         Exhibit H - Employment Term Sheet

                              ACQUISITION AGREEMENT

          ACQUISITION AGREEMENT, dated as of September 8, 2000 (this "AGREEMENT"), by and among (i) Greenaway Holdings Ltd., a company organized under the laws of the British Virgin Islands (the "SELLER"), (ii) SCSK5406 APS, a company organized under the laws of Denmark (to be known by Closing as Loop Holdings Europe APS) (the "COMPANY"), (iii) Loop Telecom, S.A., a corporation organized under the laws of Spain ("LOOP"), (iv) Messrs. Steven Willens, a U.S. citizen, Wyatt Rosental, a U.S. citizen, Gonzalo Mendoza Zabala, a Spanish citizen, Antonio Mendoza Zabala, a Spanish citizen, Alvaro Mendoza Zabala, a Spanish citizen, Ana Maria Mendoza Zabala, a Spanish citizen, Belen Mendoza Zabala, a Spanish citizen, Mercedes Mendoza Zabala, a Spanish citizen, Jose Luis Mendoza Zabala, a Spanish citizen, (all the Mendoza Zabala individuals, the "MENDOZA FAMILY", and together with Mendala S.L. the "MENDALA GROUP"), Mendala S.L., a company organized under the laws of Spain and Rosental Equity Partners LLC, a limited liability company organized under the laws of Delaware (all the aforesaid individuals, Mendala S.L. and Rosental Equity Partners LLC, collectively, the "LOOP SHAREHOLDERS" and each of them a "LOOP SHAREHOLDER"), and (v) Covad Communications Group, Inc., a Delaware corporation (the "PURCHASER"). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

          WHEREAS, Loop provides Internet Protocol based broadband data and telecommunications services to enterprises and independent professionals in Spain and Portugal;

          WHEREAS, subject to the terms and conditions of this Agreement, (i) the Seller owns 100% of the outstanding capital stock of the Company; (ii) the Company will own at Closing certain securities in Loop; and (iii) the Purchaser intends to purchase from the Seller, and the Seller intends to sell to the Purchaser, 100% of the outstanding shares of capital stock of the Company;

          WHEREAS, the Company currently has a registered capital stock in the total amount of 125,000 Danish Krona which is fully paid in and is exclusively composed of shares of common stock, with a par value of 1.000 Danish Krona each, with the exclusion of any other category of shares, warrants, rights or other securities;

          WHEREAS, Loop currently has a registered capital stock in the total amount of euro 354,285.6 which is fully paid in and is exclusively composed of shares of common stock, with a par value of euro 0.24 each, with the exclusion of any other category of shares, warrants, rights or other securities other than its existing stock option plan;

          WHEREAS, at the Closing, and in accordance with the Loop Shareholders Resolution, the Loop Shareholders and the Company will hold all of the outstanding shares of common stock of Loop and will have entered into certain agreements which will be effective upon the Closing and which relate to the governance and management of Loop and the transfer of shares of capital stock of Loop;

          WHEREAS, the Seller, the Company, Loop, the Loop Shareholders and the Purchaser desire to set forth certain agreements herein.

          NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          Section I.1 DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below: -----------

               "ACTIVITY LICENSE LOSSES" shall have the meaning set forth in
          Section 8.8

               "AFFILIATE" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

               "ANCILLARY DOCUMENTS" shall mean the Loop Shareholders Agreement, the Loop Shareholders Resolution and the Board Resolution.

               "ARROW LOSSES" shall have the meaning set forth in Section 8.8

               "BOARD MEETING" shall have the meaning set forth in Section
          3.2(y).

               "BOARD RESOLUTION" shall mean the resolution to be passed on the Closing Date at the Board Meeting substantially in the form of Exhibit A hereto.

               "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or a day on which commercial banks in New York, New York (U.S.A.) or Barcelona, Spain, are authorized or obligated by law or executive order to close.

               "CLOSING" and "CLOSING DATE" shall have the meanings set forth in
          Section 2.2(a).

               "COMMON STOCK" shall mean the common stock, par value euro 0.24 (0.0024 after the Closing) per share, of Loop, each of which is entitled to three votes.

               "COMPANY" shall have the meaning set forth in the preamble hereto.

               "COMPANY'S FINANCIAL STATEMENTS" shall have the meaning set forth in Section 3.1(f).

               "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any note, bond or security issued by such Person, or of any mortgage, indenture, deed of trust, lease, license, franchise, contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is subject.

               "DANISH GAAP" shall mean generally accepted accounting principles in Denmark in effect from time to time.

               "EMPLOYMENT TERM SHEETS" shall mean the term sheets substantially in the form attached as Exhibit H hereto.

               "ESCROW AGREEMENT" shall have the meaning set forth in the Shareholders Agreement.

               "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

               "FINANCIAL STATEMENTS" shall have the meaning set forth in
          Section 3.2(f).

               "GAAP" shall mean generally accepted accounting principles in Spain in effect from time to time including, in the case of the unaudited interim accounts referred to in Section 3.2 (f)(I), such modifications to the generally accepted accounting principles in Spain as are customarily applied to unaudited interim financial statements.

               "GOVERNMENTAL ENTITY" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any self-regulating organization, securities exchange or securities trading system.

               "INTELLECTUAL PROPERTY" shall have the meaning set forth in
          Section 3.2(q)(A).

               "LABOR PLAN LOSSES" shall have the meaning set forth in Section 8.8.

               "LIABILITIES" shall have the meaning set forth in Section 3.1(l).

               "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or security agreement of any kind or nature whatsoever

          (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same effect as any of the foregoing).

               "LOOP SHAREHOLDERS AGREEMENT" shall mean the Loop Shareholders Agreement in substantially in the form of Exhibit B, attached hereto, which shall be effective as of the date of the Closing.

               "LOOP SHAREHOLDERS" shall have the meaning set forth in the preamble hereto.

               "LOOP SHAREHOLDERS MEETING" shall have the meaning set forth in
          Section 3.2(y).

               "LOOP SHAREHOLDERS RESOLUTION" shall mean the resolutions of the Loop Shareholders substantially in the form of Exhibit C.

               "LOSSES" shall have the meaning set forth in Section 8.8(a).

               "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect individually or in the aggregate on (i) with respect to the Company or Loop, the assets, business condition, results of operations or financial condition of the Company or Loop or (ii) with respect to any party, the ability of such party to timely perform its obligations under this Agreement or any Ancillary Document to which it is a party. The dollar thresholds set forth in the definition of "Material Agreement" shall not affect the meaning and interpretation of "Material Adverse Effect."

               "MATERIAL AGREEMENT" shall mean any contract, lease, restriction, agreement, instrument or commitment to which the entity at issue is a party or by which its properties are bound (i) which provides a benefit to such entity of, or commits such entity to expend, euro 50,000 or more (or, in the case of any agreement with any customer of such entity, euro 10,000 or more), (ii) which if breached by any party thereto would result in liability or loss to such entity of euro 50,000 or more (or in the case of any agreement with any customer of such entity, euro 10,000 or more) or (iii) which is otherwise material to the business conducted by Loop.

               "MENDALA GROUP" shall have the meaning set forth in the preamble.

               "MENDOZA FAMILY" shall have the meaning set forth in the preamble.

               "PARTIES" shall mean the Company, the Loop Shareholders, the Seller, Loop and the Purchaser, collectively, and "PARTY" shall mean any of the Company, the Loop Shareholders, the Seller, Loop or the Purchaser.

          "PERMITS" shall have the meaning set forth in Section 3.2(h).

               "PERMITTED LIENS" shall mean (i) mechanics', carriers', repairmen's or other like Liens arising or incurred in the ordinary course of business, (ii) Liens arising under original purchase price conditioned sales contracts and equipment leases with third parties entered into in the ordinary course of business consistent with past practice, (iii) statutory Liens for Taxes not yet due and payable and (iv) other encumbrances or restrictions or imperfections of title which do not materially impair the continued use and operation of the assets to which they relate.

               "PERSON" shall mean an individual, corporation, unincorporated association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint stock company, joint venture, business trust or unincorporated organization, limited liability company, any Governmental Entity or any other entity of whatever nature.

               "PREFERRED STOCK" shall mean the preferred stock, par value euro
          0.0024 per share, of Loop, to be issued to the Company which will be convertible at any time into shares of Common Stock of Loop with a 1:1 conversion ratio and shall include the same dividend rights as the Common Stock of Loop, as well as the following additional rights (which are reflected in Loop's by-laws as amended by the Loop Shareholders' Resolutions): the holders of the Preferred Stock shall receive, upon liquidation of Loop, a liquidation quota which will comprise paid-in par value, issue premium and any paid-in ancillary contribution (PRESTACION ACCESORIA) attached to such Preferred Stock before holders of Common Stock of Loop receive any amount upon the liquidation of Loop. Each share of Preferred Stock shall have one vote.

               "PURCHASER" shall have the meaning set forth in the preamble hereto.

               "PURCHASER'S FIRST NOTE" shall be the note substantially in the form of Exhibit F attached hereto.

               "PURCHASER'S NOTES" shall mean the Purchaser's First Note and the Purchaser's Second Note.

               "PURCHASER'S SECOND NOTE" shall be the note substantially in the form of Exhibit G attached hereto.

               "REQUIREMENT OF LAW" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational documents of such Person, and any law, statute, order, treaty, rule or regulation, or judgment, decree, determination or order of any arbitrator, court or other Governmental Entity, applicable to or binding upon such Person or any of its property.

               "SHARES" shall have the meaning set forth in Section 2.1(a).

               "STOCK OPTION PLAN" shall mean the stock option plan of Loop substantially in the form attached hereto as Exhibit D.

               "SUBSIDIARY" shall mean, as to any Person, a corporation, partnership, limited liability company, joint venture or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

               "SURVIVING REPRESENTATIONS AND WARRANTIES" shall mean the representations and warranties contained in Section 3.1(e)(ii) and 3.2(e)(ii).

               "TAX" or, collectively, "TAXES" shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, "Taxes" also includes any obligations under any agreements or arrangements with any other person with respect to Taxes of such other person (including pursuant to Treas. Reg. Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any liability for taxes of any predecessor entity.

               "TAX RETURNS" shall mean any return, amended return or other report required to be filed with respect to any Tax, including declaration of estimated tax and information returns.


                                   ARTICLE II.

                        SALE AND PURCHASE OF THE SHARES,

          Section II.1  AGREEMENT TO SELL AND PURCHASE.

          (a) Upon and subject to the terms and conditions set forth in this Agreement, and in reliance upon the representations and warranties hereinafter set forth, the Purchaser agrees to purchase from the Seller, or to cause one of its Affiliates to purchase from the Seller, and the Seller agrees to sell, transfer and deliver to the Purchaser, or to one of its Affiliates if and as instructed by the Purchaser in writing at least two Business Days before the Closing, all of the outstanding shares of capital stock of Company on a fully diluted basis (the "SHARES"), at the Closing provided for in Section 2.2 hereof, for an aggregate purchase price equal to the equivalent in euros (at the exchange rates that will be fixed three Business Days before each of the respective payment dates, as detailed in Section 2.1(b)) of US$ 50,000,000 (the "PURCHASE PRICE") to be paid as specified in Section 2.1(b).

          (b) The Parties agree that the Purchase Price shall be paid in three installments, as follows:

     (x) US$ 15 million at Closing (the "FIRST INSTALLMENT");
     (y) US$ 15 million six months after Closing (the "SECOND INSTALLMENT"); and
     (z) US$ 20 million (the "LAST PAYMENT") twelve months after Closing (the "LAST PAYMENT DATE").

The Parties also agree that (i) at Closing the Purchaser, or one of its Affiliates, shall deliver to Seller the amount indicated under (x) above in immediately available funds and two promissory notes, in substantially the forms attached hereto as Exhibit F (the "PURCHASER'S FIRST NOTE") and Exhibit G (the "PURCHASER'S SECOND NOTE", and together with the Purchaser's First Note, the "PURCHASER'S NOTES"), in the amounts and with the maturity dates set forth under
(y) and (z) above; (ii) the Purchaser, or one of its Affiliates, shall pay to the Seller the equivalent in euros of the aforesaid amounts, at the times and at the exchange rates indicated in Section 2.1(a); and (iii) no interest shall accrue on the outstanding portion of the Purchase Price at any moment, subject to Section 2.4.

          Section II.2 CLOSING. (a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the "CLOSING" shall take place at the offices of Cuatrecasas, in Barcelona, Spain, on September 21, 2000, as long as all conditions in Sections 6.1 and 6.2 are satisfied by that date or, if this is not the case, within three Business Days after the conditions in Sections 6.1 and 6.2 are satisfied or waived by the Purchaser or the Company, as the case may be (the "CLOSING DATE"), or at such other time and place as may be mutually agreed upon by Purchaser and the Company.

          (b) At the Closing: (i) the Seller shall deliver to the Purchaser, against payment of the amount indicated in Section 2.1(b)(x) and delivery of the Purchaser's Notes, the certificates of the Shares, registered in the name of the Purchaser, or its Affiliate if nominated pursuant to Section 2.1(a), and which at Closing shall represent 100% of the outstanding capital stock of the Company, on a fully diluted basis; (ii) the Purchaser, in payment for the Shares, against delivery of the relevant share certificates, shall deliver to the Seller the Purchaser's Notes and immediately available funds, by wire transfer to such account as the Seller shall specify in writing at least three Business Days prior to the Closing Date, in the total amount indicated in
Section 2.1(b)(x); and (iii) each Party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required hereunder or reasonably requested by another Party to this Agreement or the Ancillary Documents.

          Section II.3 USE OF PROCEEDS. The proceeds of the sale of the Shares shall be used by the Seller to pay off any outstanding debt, promissory note or payment obligation that the Seller may have towards the Company and/or Loop as soon as any such debt, promissory note or payment obligation falls due.

          Section II.4 PAYMENT OF THE BALANCE OF THE SUBSCRIPTION PRICE AND
THE PURCHASE PRICE. The Purchaser shall timely pay the remaining two installments of the Purchase Price, as reflected in the Purchaser's Notes, to the Seller in immediately available funds, by wire transfer to the same bank account to which the amount indicated in Section 2.1 (b) (x) will be paid pursuant to Section 2.2(b)(ii) or to such different account as the Seller shall specify in writing at least three Business Days prior to the relevant payment date, it being understood that, should the Purchaser fail to timely pay either of the amounts indicated in the Purchaser's Notes, interest at the rate of eight percent (8%) per year shall accrue on the amounts from time to time outstanding from the date on which any such amount was due under Section 2.1 (b) to the date of the actual payment thereof.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

          Section III.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE
LOOP SHAREHOLDERS AND THE SELLER. Subject to Section 8.8 the Company, the Loop Shareholders and the Seller jointly and severally represent and warrant to the Purchaser as of the date hereof and as of the Closing Date as follows, it being understood that the Purchaser is relying on the following representations and warranties to effect the transactions contemplated herein:

          (a) ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and registered with the Commercial Registry of Denmark, registration number CVR25507258, under the laws of Denmark and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are now being conducted. The Company is duly licensed or qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which its ownership or leasing of properties, or the conduct of its businesses requires such licensing or qualification, except where the failure to be so licensed or qualified in any such jurisdiction would not have a Material Adverse Effect. The Company has no Subsidiaries.

          (b)  [Intentionally Omitted]

          (c) AUTHORIZATION; NO CONFLICTS. The Company has full corporate power and authority to enter into this Agreement and the Ancillary Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each Ancillary Document have been duly authorized by all necessary corporate action. The consummation of the Company's obligations under this Agreement and the Ancillary Documents shall be duly authorized by all necessary corporate action prior to Closing. This Agreement has been, and on or prior to the Closing Date each Ancillary Document will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and upon its execution and delivery on or prior to the Closing Date, each Ancillary Document will constitute, a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the Ancillary Documents by the Company, the consummation of the transactions by the Company contemplated hereby and thereby and the compliance by the Company with the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company under, (i) the articles of incorporation, by-laws or other governing instrument of the Company, (ii) any Contractual Obligation of the Company or (iii) assuming that the filings, consents and approvals specified in Schedule 3.1(d) have been obtained or made and any waiting period applicable thereto has expired or been terminated, any Requirement of Law applicable to the Company, except, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect.

          (d) CONSENTS. Except as set forth in Schedule 3.1(d), no consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of the Company in connection with the execution and delivery by the Company of this Agreement and the Ancillary Documents, the consummation by the Company of the transactions contemplated hereby and thereby or the performance by the Company of its obligations hereunder and thereunder, except for such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect.

          (e) CAPITALIZATION. (i) The authorized capital stock of the Company consists of 1,000 shares of common stock, all of which are issued and outstanding, and no shares of common stock are held in treasury and reserved for issuance upon exercise of outstanding stock options. No shares of Preferred Stock are designated, and no shares are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and not subject to preemptive rights other than in favor of the Loop Shareholders, as described in the Company's by-laws, which rights have been fully and effectively waived.

                    (ii) Upon delivery of and payment of the First Installment for the Shares on the Closing Date as provided herein, such Shares will be duly and validly authorized and issued, fully paid and not subject to preemptive rights, and the Purchaser will acquire good title thereto, free and clear of all Liens (other than any Lien created by the Purchaser), and will be promptly entered in the Company's shareholders ledger.

                    (iii) (1) No equity securities of the Company are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls, preemptive rights, or commitments of any character whatsoever, (2) there are outstanding no securities or rights convertible into or exchangeable for shares of any capital stock of the Company and (3) there are no contracts, commitments, understandings or arrangements by which the Company is or will be bound to issue additional shares of its capital stock or securities or rights convertible into or exchangeable for shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. As of the Closing Date and after giving effect to the Closing (and to all transactions to be effected simultaneously therewith), there shall be issued no class or series of stock entitled to any preference other than the Shares.

                    (iv) The consummation of the transactions contemplated by this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which the Company is or may be obligated to issue or acquire its capital stock.

               (f) FINANCIAL STATEMENTS. (I) The Company has delivered to the Purchaser its interim balance sheet as of August 31, 2000 (the "COMPANY'S FINANCIAL STATEMENTS"), a copy of which is attached hereto as Schedule 3.1 (f).

                    (II)The Company's Financial Statements (i) are accurate,
          (ii) have been prepared in compliance with all applicable laws and regulations and in accordance with Danish GAAP, applied on a consistent basis throughout the periods indicated and with each other, and (iii) reflect and fairly present, according to Danish GAAP, the authentic economic and financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

                    (III) All Liabilities of the Company are duly reflected in the Company's Financial Statements and its assets are valued according to Danish GAAP. All the provisions which should be made as part of a sound accounting and financial management practice or that are required to be made according to any applicable law or regulation including, but not limited to, those referring to tax liabilities, have been duly made and provided for in the Company's Financial Statements.

                    (IV)The Company is the full and legal owner of all the assets (whether tangible or intangible) which are reflected in the asset side of the balance sheet components of the Company's Financial Statements, free from any mortgages, pledges, charges, encumbrances, liens, attachments or any other type of rights "in rem".

                    (V) Since the date of the latest Company's Financial
          Statements: (i) nothing has occurred which might adversely materially affect the financial condition, operating results, assets, prospects, goodwill, or business transactions of the Company as reflected in the Company's Financial Statements; (ii) all actions and transactions carried out by the Company have been duly recorded and accounted for; (iii) there has been no change in the accounting policies and valuation criteria used by the Company; and (iv) no action or transaction has been initiated, conducted, taken or closed outside the ordinary course of business and market practices customarily applied by the Company, and its business has been carried on without any interruption or material alteration in its nature, scope or manner.

               (g) COMPLIANCE WITH APPLICABLE LAW. The Company is and has been at all times since its date of incorporation, in compliance with all applicable Requirements of Law, other than where the failure to be in compliance would not have a Material Adverse Effect.

               (h) TITLE TO PROPERTIES; INSURANCE. The Company has good and valid title to its material properties and assets, including all properties and assets listed on the Company's Financial Statements (or valid title insurance enforceable for the fair value of such properties or assets) and all of such properties and assets are free of all Liens other than Permitted Liens. For greater clarity, at Closing, except as set forth in this Agreement and the Ancillary Documents, the shares of Loop Preferred Stock will be free and clear of all Liens and Permitted Liens.

               (i) OWNERSHIP OF LOOP'S PREFERRED STOCK. All shares of Loop's Preferred Stock will be owned by the Company on the Closing Date free and clear of any Liens, pledges, security interests, claims or other encumbrances. There are no contracts, commitments or agreements relating to voting, purchase or sale of Loop's capital stock between the Company and any other Person, and no such agreements will exist at Closing other than the Loop Shareholders Agreement.

               (j) TAXES. (i) The Company has complied, and is current and up-to-date, with all required tax payments, declarations, returns, filings, information disclosures or any other obligations established in any applicable law or regulations under any competent jurisdiction as well as any other fees, duties or payments to any Governmental Entity or to any third party as may be required to conduct its business; (ii) there is no action, proceeding, investigation, audit or claim of any nature now pending nor to the best knowledge of the Company, are there any facts which could give rise to any such action, proceeding, investigation, audit or claim, against the Company with respect to any Taxes and (iii) the Company is not aware of any material change in law which has been introduced or proposed and which would have a material effect on the Taxes of the Company..

               (k) ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any officer, employee or agent thereof, nor any other Person acting on behalf of the Company, has, directly or indirectly, since the date of its incorporation, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder the Company (or assist the Company in connection with any actual or proposed transaction) which (x) subjects the Company, to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have a Material Adverse Effect, (y) if not given in the past, could have had a Material Adverse Effect or (z) if not continued in the future, could have a Material Adverse Effect.

               (l) ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any obligations or liabilities of any nature (matured or unmatured, accrued or unaccrued, known or unknown, fixed or contingent) (collectively, the "LIABILITIES") other than (i) to the extent set forth or adequately provided for in the Company's Financial Statements as of August 31, 2000, and (ii) those incurred in connection with the execution and performance of this Agreement and the Ancillary Documents.

               (m) BROKERS AND FINDERS. The Company has not utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents.

               (n) REAL PROPERTY. The Company does not own or lease any real property.

               (o) REPRESENTATIONS COMPLETE. None of the representations and warranties made by the Company and the Seller herein or in any Schedule hereto, or in any certificate furnished by the Company or the Seller pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing any untrue statement of a material fact, or omits or will omit at the Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

          Section III.2 REPRESENTATIONS AND WARRANTIES OF LOOP AND THE LOOP SHAREHOLDERS. Subject to Section 8.8, Loop and the Loop Shareholders jointly and severally represent and warrant to the Purchaser as of the date hereof and as of the Closing Date as follows, it being understood that the Purchaser is relying on the following representations and warranties to effect the transactions contemplated herein:

               (a) ORGANIZATION OF LOOP. Loop is a corporation duly organized, validly existing, and registered with the Commercial Registry of Barcelona, Spain, under the laws of Spain and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are now being conducted. Loop is duly licensed or qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which its ownership or leasing of properties, or the conduct of its businesses requires such licensing or qualification, except where the failure to be so licensed or qualified in any such jurisdiction would not have a Material Adverse Effect. Loop has no Subsidiaries.

               (b)  [Intentionally Omitted]

               (c) AUTHORIZATION; NO CONFLICTS. Loop has full corporate power and authority to enter into this Agreement and the Ancillary
          Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Loop of this Agreement and each Ancillary Document have been duly authorized by all necessary corporate action. The consummation of Loop's obligations under this Agreement and each Ancillary Document shall be duly authorized by all necessary corporate action prior to Closing. This Agreement has been, and on or prior to the Closing Date each Ancillary Document will be, duly and validly executed and delivered by Loop. This Agreement constitutes, and upon its execution and delivery on or prior to the Closing Date, each Ancillary Document will constitute, a valid and legally binding obligation of Loop enforceable against Loop in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the Ancillary Documents by Loop, the consummation of the transactions by Loop contemplated hereby and thereby and the compliance by Loop with the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of Loop under, (i) the articles of incorporation, by-laws or other governing instrument of Loop, (ii) any Contractual Obligation of Loop or (iii) assuming that the filings, consents and approvals specified in Schedule 3.2(d) have been obtained or made and any waiting period applicable thereto has expired or been terminated, any Requirement of Law applicable to Loop, except for the amendment to Loop's by-laws required to create the Preferred Stock and, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect.

               (d) CONSENTS. Except as set forth in Schedule 3.2(d), no consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of Loop in connection with the execution and delivery by Loop of this Agreement and the Ancillary Documents, the consummation by Loop of the transactions contemplated hereby and thereby or the performance by Loop of its obligations hereunder and thereunder, except for (i) the filing of all notices, reports and other documents required by, and the expiration of all waiting periods under, the rules and regulations promulgated by the Spanish Comision del Mercado de las

          Telecomunicaciones and Portuguese Instituto das Comunicacoes de Portugal, and (ii) such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect.

               (e) CAPITALIZATION. (i) As of the date hereof, the authorized capital stock of Loop consists of 1,476,190 shares of Common
          Stock, all of which are issued and outstanding, and 118,095 shares of Common Stock are held in treasury and reserved for issuance upon exercise of outstanding stock options. As of the date hereof, no shares of Preferred Stock are designated, and no shares are issued and outstanding. As of the Closing, 100% of the Shares of Preferred Stock, representing 70% of the outstanding capital of Loop, will be issued and outstanding, and held by Holdco. All of the issued and outstanding shares of Loop's capital stock have been duly and validly authorized and issued and are fully paid and not subject to preemptive rights other than in favor of the Loop Shareholders, as described in Loop's by-laws.

                    (ii) Each share of Loop's Preferred Stock indicated as being owned or to be owned by the Company on Schedule 3.1(i) is, or at Closing shall be, duly and validly authorized and issued, fully paid and not subject to preemptive rights, other than those pertaining to the Loop Shareholders, which shall have been previously waived by them, and the Company has, or at Closing shall have, good title thereto, free and clear of all Liens, and has been, or at Closing will have been, entered in Loop's shareholder ledger (Libro Registro de Socios).

                    (iii)Other than the requirement to issue Preferred Stock pursuant to the terms and conditions of this Agreement and the possible conversion of stock options into shares of Common Stock pursuant to the Stock Option Plan (substantially in the form attached hereto as Exhibit D), (1) no equity securities of Loop are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls, preemptive rights, or commitments of any character whatsoever, (2) there are no outstanding securities or rights convertible into or exchangeable for shares of any capital stock of Loop and (3) there are no contracts, commitments, understandings or arrangements by which Loop is or will be bound to issue additional shares of its capital stock or securities or rights convertible into or exchangeable for shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Loop is not subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire or retire any of its capital stock. As of the Closing Date and after giving effect to the Closing (and to all transactions to be effected simultaneously therewith), there shall be issued no class or series of stock entitled to any preference other than the Preferred Stock.

                    (iv) Except for the Loop Shareholders Agreement and as set forth on Schedule 3.2(e), neither Loop nor any of the Loop Shareholders is a party to, and there are no voting trusts, proxies or any other agreements or understandings with respect to the voting of any capital stock of Loop.

                                                           Acquisition Agreement

                    (v) The consummation of the transactions contemplated by
               this Agreement will not trigger the anti-dilution provisions or other price adjustment mechanisms of any outstanding subscriptions, options, warrants, calls, contracts, preemptive rights, demands, commitments, conversion rights or other agreements or arrangements of any character or nature whatsoever under which Loop is or may be obligated to issue or acquire its capital stock.

               (f) FINANCIAL STATEMENTS. (I) Loop has delivered to the Purchaser its financial statements (balance sheet, profit and loss account and annual report) and management reports (INFORMES DE GESTION) audited by Arthur Andersen as at, and for the fiscal year closed on, December 31, 1999, and its interim unaudited accounts as of June 30, 2000 (collectively, the "FINANCIAL STATEMENTS"), copies of which are attached hereto as Schedule 3.2 (f).

                    (II) The Financial Statements (i) are accurate, (ii) have
               been prepared in compliance with all applicable laws and regulations and in accordance with GAAP, applied on a consistent basis throughout the periods indicated and with each other, and
               (iii) reflect and fairly present, according to GAAP, the authentic economic and financial condition and operating results of Loop as of the dates, and for the periods, indicated therein.

                    (III) All Liabilities of Loop are duly reflected in the
               Financial Statements and its assets are valued according to GAAP and, in particular, according to the principle of prudent valuation (PRINCIPIO DE PRUDENCIA VALORATIVA). All the provisions which should be made as part of a sound accounting and financial management practice or that are required to be made according to any applicable law or regulation including, but not limited to, those referring to tax liabilities, have been duly made and provided for in the Financial Statements.

                    (IV) Loop is the sole and legal owner of all the assets
               (whether tangible or intangible) which are reflected in the asset side of the balance sheet components of the Financial Statements, free from any mortgages, pledges, charges, encumbrances, liens, attachments or any other type of rights "in rem" other than Permitted Liens.

                    (V) Loop has duly deposited its annual accounts and
               management reports since the date of its incorporation with the Barcelona Commercial Registry.

                    (VI) Since December 31, 1999: (i) nothing has occurred which might adversely materially affect the financial condition, operating results, assets, prospects, goodwill, or business transactions of Loop as reflected in the Financial Statements;
               (ii) all actions and transactions carried out by Loop have been duly recorded and accounted for; (iii) there has been no change in the accounting policies and valuation criteria used by Loop; and (iv) no action or transaction has been initiated, conducted, taken or closed outside the ordinary course of business and market practices customarily applied by Loop, and its business has been carried on without any interruption or material alteration in its nature, scope or manner.

               (g) COMPLIANCE WITH APPLICABLE LAW. Loop is and has been at all times since its date of incorporation, in compliance with all applicable Requirements of Law, other than where the failure to be in compliance would not have a Material Adverse Effect.

               (h) PERMITS. (A) Loop (x) has all licenses, permits, orders, approvals, registrations, authorizations and qualifications of or with all Governmental Entities necessary to enable it to own its properties and conduct its businesses as presently conducted, including without limitation (i) a Class A Licence and Authorization to provide public fixed telephony services in the Barcelona province, Spain, (ii) a Class C Authorization for the operation of public data networks in Spain, and (iii) a Class B1 Licence to install or exploit a public network for providing wireline services in Barcelona and Madrid, Spain, and (y) has applied for all licences necessary in light of Loop's present and presently contemplated business to operate in the voice and data markets in Portugal and has no reason to believe that such licenses will not be granted (all licenses authorizations and other permits under (x) and (y) above, collectively, the "PERMITS"), except to the extent that the failure to have or to be granted any such Permits would not have a Material Adverse Effect. Loop is in compliance with the Permits, except to the extent that the failure to be in compliance with any such Permits would not have a Material Adverse Effect.

                    (B) Particularly, set forth on Schedule 3.2(h) is a list of
          (i) all licenses or other Permits relating to telecommunications services that have been granted to Loop and (ii) all applications for any such licenses or other Permits that are pending before the competent Governmental Entities as of the date hereof. The licenses and other Permits detailed in Schedule 3.2(h) are the only licenses or Permits that are required by applicable law to be held by Loop in order to conduct the business of Loop as it is currently conducted.

               (i) LEGAL PROCEEDINGS. There are no legal or administrative proceedings or arbitrations, and no claims, actions or governmental investigations of any nature pending against Loop or to which Loop or any of its properties or assets is subject, and, to the best knowledge of each of Loop and the Loop Shareholders, there has not been threatened any such proceeding, arbitration, claim, action or governmental investigation against Loop, in each case, which would, if adversely determined, have a Material Adverse Effect. Loop has not been permanently or temporarily enjoined or barred by any order, judgment or decree of any Governmental Entity from engaging in or continuing any conduct or practice in connection with the businesses conducted by Loop.

               (j) ABSENCE OF CERTAIN CHANGES. Since December 31, 1999 (the "BALANCE SHEET DATE") Loop has conducted its business in the ordinary course, consistent with past practice and there has not occurred:

                    (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Loop; or

                    (ii) any transaction, event or occurrence which, had it
               occurred subsequent to the date of this Agreement and prior to the Closing, would have required the Purchaser's consent pursuant to Section 4.2 of this Agreement (other than transactions, events or occurrences occurring after the date of this Agreement and prior to the Closing with the Purchaser's written consent pursuant to Section 4.2 of this Agreement).

               (k) SOCIAL SECURITY. Loop has at all times complied with all laws and regulations governing Social Security (SEGURIDAD SOCIAL) and has punctually and correctly made all required payments, filings (including forms TC-1 and TC-2) and information disclosures.

               (l) LABOR MATTERS (1) Attached as Schedule 3.2(l) is a list of the employees on the payroll of Loop and a detailed breakdown showing all of their benefits and entitlements, their seniority, occupational category, annual gross salary and a calculation of the maximum amounts that should be paid as severance liability in the event of a disciplinary dismissal (DESPIDO DISCIPLINARIO), an objective dismissal (DESPIDO OBJETIVO) or a collective dismissal (DESPIDO COLECTIVO). Loop has no employees on its payroll in addition to those identified in the aforesaid Schedule.

                    (2) Loop is in compliance in all material respects with all applicable laws, regulations, agreements, contracts and policies relating to employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices except when failure of such compliance would not have a Material Adverse effect.

                    (3) Loop has at all times complied with the laws and regulations governing employment relations including any applicable collective bargaining agreements (CONVENIOS COLECTIVOS), and is up-to-date in the payment of all remuneration due to its employees. For the purposes of this Agreement "remuneration" shall include salary; extra payments; bonuses; premiums; incentives; stock options; profit sharing arrangements; travel, accident, disability, life or medical insurance; formal or informal pension plans; company cars; loans; luncheon vouchers; or any other type of labor condition or compensation (whether in cash or in kind, whether formal or informal) received by any employee, executive, officer or director of Loop. Attached as Schedule 3.2(l) is a description of the remuneration to which the above-mentioned persons are entitled. Loop is not committed to any remuneration which is not mentioned in such Schedule. There is no remuneration which has not been accounted for or for which a provision has not been made.

                    (4) Loop has withheld all amounts required by law or by agreement to be withheld from the wages, salaries, and other payments to employees, and Loop is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing.

                    (5) Loop has not entered into senior executive employment contracts (CONTRATOS DE ALTA DIRECCION) as regulated in Royal Decree 1382/1985, dated August 1, 1985.

                    (6) No senior executive has left Loop since the date of Loop's incorporation. No current or former employee, executive, officer or director of Loop is entitled to any kind of termination indemnity or severance payment different to that established under any applicable law, regulation or collective bargaining agreement, or is entitled to any other compensation for normal or early termination.

                    (7) No employee of Loop has given notice to Loop, and the management of Loop is not otherwise aware, that any such employee intends to terminate his or her employment with Loop.

                    (8) As of the date hereof, there are no pending, or to the best knowledge of each of Loop and the Loop Shareholders, threatened claims against Loop under any employees compensation plan or policy or for long-term disability.

                    (9) Except as forth in Schedule 3.2(l) and the Employment Term Sheets (which shall become effective on the Closing Date), substantially in the form attached hereto as Exhibit H, Loop has not entered into any employment contracts.

                    (10) There are no controversies pending or, to the best knowledge of each of Loop and the Loop Shareholders, threatened, between Loop and any of its employees, which controversies have resulted, or could reasonably be expected to result, in an action, suit, complaint, proceeding, claim, arbitration or investigation before any governmental agency, administrative agency, court, commission or tribunal, foreign or domestic by or on behalf of any employee, prospective employee, former employee, retiree, labor organization or other representative of such employees, which, if adversely determined, would have a Material Adverse Effect.

                    (11) There is no unfair labor practice charge or complaint pending or, to the best knowledge of each of Loop and the Loop Shareholders, threatened against or otherwise affecting Loop.

                    (12) There is no labor strike, slowdown, work stoppage, collective bargaining or other individual or collective labor dispute, lockout or other labor controversy in effect, threatened against or otherwise affecting Loop, and Loop has not experienced any such labor controversy since the date of its incorporation.

                    (13) Loop is not a party to any employee benefit plans.

                    (14) Loop has not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, since the date of its incorporation, nor has Loop planned or announced any such action or program for the future.

                    (15) Loop shall not, at any time within the 90-day period prior to the Closing Date, effectuate a "plant closing" or "mass layoff", affecting in whole or in part any site of employment, facility, operating unit or employee.

                    (16) Except as disclosed in Schedule 3.2(l) Loop is not a party to any employment agreement or consulting agreement with any Person, nor is any such contract or agreement presently being negotiated. Schedule 3.2(l) shall set forth all compensation arrangements under any employment agreement or consulting agreement listed thereon.

               (m) MATERIAL AGREEMENTS. Loop has made available to the Purchaser a true and correct copy of all Material Agreements, a list of which is set forth on Schedule 3.2(m). Each Material Agreement is valid, binding, in full force and effect and enforceable by Loop in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. Loop has performed all material obligations required to be performed by it under the Material Agreements and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the best knowledge of each of Loop and the Loop Shareholders, no other party to any of the Material Agreements is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, except for any such breach, default or non-performance which would not have a Material Adverse Effect. Except as disclosed in Schedule 3.2(m), none of the Material Agreements contains any change in control provision or any other clause that would entitle any of the other parties to such Material Agreements to terminate or renegotiate them as a result of the performance of the transactions contemplated hereby. Loop is not a party to any agreement that contains a non-competition clause which restrict Loop's ability to conduct business.

               (n) TITLE TO PROPERTIES; INSURANCE. Loop has good, marketable and valid title to all of its material properties and assets, including all properties and assets listed on its Financial Statements (or valid title insurance enforceable for the fair value of such properties or assets) and all of such material properties and assets are free of all Liens other than Permitted Liens. Loop does not own any real property. Loop has at all times maintained in full force and effect property damage, liability and other insurance with reputable insurers at levels of coverage and subject to self insurance and deductible amounts reasonable and customary in the applicable industry. All of the material tangible assets of Loop are in good operating condition and repair, ordinary wear and tear excepted and taking into account the respective ages of such assets. The condition of all material leased personal property of Loop is consistent in all material respects with the condition required of such property by the terms of the applicable lease. The assets owned or leased by Loop are sufficient to carry on Loop's business as currently conducted.

               (o) TAXES. (i) Loop has complied, and is current and up-to-date, with all required tax payments, declarations, returns, filings, information disclosures or any other obligations established in any applicable law or regulations under any competent jurisdiction as well as any other fees, duties or payments to any Governmental Entity or to any third party as may be required to conduct its business; (ii) there is no action, proceeding, investigation, audit or claim of any nature now pending nor to the best knowledge of each of Loop and the Loop Shareholders are there any facts which could give rise to any such action, proceeding, investigation, audit or claim, against Loop with respect to any Taxes and (iii) Loop and the Loop Shareholders are not aware of any material change in law which has been introduced or proposed and which would have a material effect on the Taxes of Loop.

               (p) ENVIRONMENTAL MATTERS.

                    (i) Loop holds and is in compliance with all Environmental
               Permits, and is in compliance with all applicable Environmental Laws;

                    (ii) Loop has not received any Environmental Claim, nor to the best knowledge of each of Loop and the Loop Shareholders is any Environmental Claim threatened, which would result in a Material Adverse Effect;

                    (iii) Hazardous Materials have not been generated,
               transported, treated, stored, disposed of, released or threatened to be released by Loop at, on, from or under any property or facility currently or previously owned, operated or otherwise used by Loop, in violation of any Environmental Law, which would result in a Material Adverse Effect;

                    (iv) There are no past or present actions, activities,
               events, conditions or circumstances, including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials by Loop, that would give rise to a Material Adverse Effect;

                    (v) Loop has not assumed, contractually or by operation of law, any liabilities under any Environmental Laws;

                    (vi) Loop has not entered into, has not agreed to, and is
               not subject to any judgment, decree, order or other similar requirement of any Governmental Entity under any Environmental Laws, including without limitation those relating to compliance with Environmental Laws or to investigation, cleanup, remediation or removal of Hazardous Substances; and

                    (vii) For purposes of this Agreement, the following terms
               shall have the following meanings:

                         "ENVIRONMENTAL CLAIM" means any written notice, claim,
                    demand, action, suit, complaint, proceeding which has been served upon or delivered or otherwise transmitted to Loop by any Person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at, on, from or under any property or facility currently or previously owned or used by Loop, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Law or Environmental Permit, or (iii) otherwise relating to liabilities under any Environmental Law.

                         "ENVIRONMENTAL PERMITS" means all permits, licenses,
                    registrations and other governmental authorizations required under Environmental Laws for Loop to conduct its operations.

                         "ENVIRONMENTAL LAWS" means all applicable statutes,
                    rules, regulations, ordinances, orders, and decrees of any Governmental Entity relating in any manner to contamination, pollution or protection of human health or the environment.

                         "HAZARDOUS MATERIALS" means all hazardous, dangerous or
                    toxic substances, wastes, materials or chemicals, petroleum (including, but not limited to, crude oil or any fraction thereof) and petroleum products, pollutants, contaminants and all other materials or substances regulated pursuant to any Environmental Law.

               (q) INTELLECTUAL PROPERTY. (A) Loop owns, or is licensed, or otherwise possesses legally enforceable rights to use, all intellectual property, including without limitation, patents, trademarks, trade names, service marks, domain names, trade dress, copyrights, copyrightable works, mask works, hardware, discoveries, databases, systems, networks, documentation, drawings, research and development, schematics, technology, know-how, trade secrets, inventions, ideas, algorithms, processes, computer software programs or applications (in source code and/or object code form), and proprietary information or material ("INTELLECTUAL PROPERTY") that are used in and material to the business of Loop as currently conducted.

                    (B) Schedule 3.2(q) lists (i) all registered Intellectual Property and any applications therefor and (ii) all licenses, sublicenses, royalty, consent and other agreements as to which Loop is a party or is otherwise bound and which concern Intellectual Property, including any Intellectual Property incorporated or included in any product of Loop, but excluding Commercial Software. "COMMERCIAL SOFTWARE" means packaged commercially available software which has been licensed to Loop pursuant to standard end-user licenses but is in no way a component of, incorporated in or specifically required to develop or support any of the services, products or business of Loop.

                    (C) To the best knowledge of each of Loop and the Loop Shareholders, there is no unauthorized use, disclosure, infringement or misappropriation (each an "INFRINGEMENT") of any Intellectual Property rights of Loop by any third party, including any employee or former employee of Loop, other than any such unauthorized disclosures, infringements or misappropriations as would not have a Material Adverse Effect on Loop. Loop has not agreed to indemnify any other Person against any charge of Infringement of any Intellectual Property, other than indemnification provisions contained in end-user purchase orders arising in the ordinary course of business.

                    (D) All material Intellectual Property owned or used by Loop is valid and subsisting. There has not been any suit, action or claim alleging an Infringement by Loop of any third party, and to the best knowledge of each of Loop and the Loop Shareholders no such action is threatened or imminent. The manufacturing, marketing, licensing or sale of products and services of Loop and the operation of its business does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. As of the date of this Agreement, Loop has not brought any action for Infringement of Intellectual Property or breach of any agreement involving Intellectual Property against any third party. There are no outstanding or, to the best knowledge of each of Loop and the Loop Shareholders, threatened or imminent actions or orders that seek to limit or challenge the use, ownership, validity, enforceability or value of any Intellectual Property of Loop nor, to the best knowledge of each of Loop and the Loop Shareholders, is there a valid basis for any such action or order, other than any of the foregoing that would not have a Material Adverse Effect on Loop if determined adversely to Loop.

                    (E) Loop has secured valid written assignments from all consultants and employees who contributed to the creation or development of the Intellectual Property of Loop of the rights to such contributions that Loop does not already own by operation of law.

                    (F) Loop has taken all reasonably necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property that is confidential in nature ("CONFIDENTIAL INFORMATION") and material to Loop. All use, disclosure or appropriation of material Confidential Information owned by Loop by or to any unaffiliated third party has been pursuant to the terms of a written agreement between Loop and such third party. All use, disclosure or appropriation by Loop of material Confidential Information not owned by Loop has been pursuant to the terms of a written agreement between Loop and the owner of such Confidential Information, or is otherwise lawful. Loop has taken all reasonably necessary and desirable steps to protect and preserve the integrity and security of its software, systems and networks and the information thereon from any unauthorized use, access or appropriation.

                    (G) There are no actions that must be taken by Loop within 60 days after the Closing Date that, if not taken, will result in the loss of any material Intellectual Property right, including the payment of any fees or the filing of any responses or documents needed to obtain, maintain, perfect, preserve or renew any Intellectual Property.

               (r) ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither Loop nor any officer, employee or agent thereof, nor any other Person acting on behalf of Loop, has, directly or indirectly, since the date of its incorporation, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person or entity who is or may be in a position to help or hinder Loop (or assist Loop in connection with any actual or proposed transaction) which (x) subjects Loop, to any damage or penalty in any civil, criminal or governmental litigation or proceeding which would have a Material Adverse Effect, (y) if not given in the past, could have had a Material Adverse Effect or (z) if not continued in the future, could have a Material Adverse Effect.

               (s) ABSENCE OF UNDISCLOSED LIABILITIES. Loop does not have any Liabilities other than (i) to the extent set forth or adequately provided for in the Balance Sheet included in the Financial Statements as of June 30, 2000 (the "LATEST BALANCE SHEET"), (ii) executory obligations to be performed after the Closing under Contractual Obligations in the agreements listed Schedule 3.2(m), (iii) those of the type set forth in the Latest Balance Sheet incurred in the ordinary course of business since the Latest Balance Sheet date and consistent with past practice and (iv) those incurred in connection with the execution and performance of this Agreement and the Ancillary Documents.

               (t) RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, judgment, injunction, order or decree binding upon Loop that has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Loop, any acquisition of property by Loop or the conduct of business by Loop as currently conducted or as proposed to be conducted by Loop.

               (u) CUSTOMERS AND SUPPLIERS. No customer which individually accounted for more than 5% of Loop's gross revenues during the 12 month period preceding the date hereof, and no supplier of Loop has canceled or otherwise terminated, or made any written threat to Loop to cancel or otherwise terminate its relationship with Loop, or has decreased materially its services or supplies to Loop in the case of any such supplier, or its usage of the services or products of Loop in the case of such customer, and to the best knowledge of each of Loop and the Loop Shareholders, no such supplier or customer intends to cancel or otherwise terminate its relationship with Loop or to decrease materially its services or supplies to Loop or its usage of the services or products of Loop, as the case may be. Loop has not knowingly breached any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Loop. None of the agreements that Loop has with any of its customers or suppliers contains any change in control provision or any other clause that would entitle any of the other parties to such agreements to terminate or renegotiate them as a result of the performance of the transactions contemplated hereby.

               (v) YEAR 2000 COMPLIANCE. There have been no Year 2000 Compliance problems with any computer hardware, software, databases, automated systems and other computer and telecommunications equipment owned or used by Loop ("SYSTEMS") or any products or services designed, manufactured, distributed, sold or provided by Loop (collectively, "PRODUCTS"). "YEAR 2000 COMPLIANCE" or "YEAR 2000 COMPLIANT" means, with respect to the Systems, Products or other equipment or materials in question, that such can be used before, during and after the calendar year 2000 A.D., and will operate during each such time period, either on a stand-alone basis or by interacting or interoperating with third-party software (provided that such third-party software is Year 2000 Compliant), without error relating to the processing, calculating, comparing, sequencing or other use of date-related data.

               (w) TRANSACTIONS WITH AFFILIATES. Except as set forth on Schedule 3.2(w), no officer, director, employee, Loop Shareholder or Affiliate of Loop or any individual related by blood, marriage or adoption to any such individual or any entity in which any such entity or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Loop or has any material interest in any material property used by Loop; PROVIDED that the following events need not be disclosed: (a) dividends, redemptions, stock purchases and other distributions otherwise permitted under this Agreement, (b) the payment of reasonable fees to directors of Loop who are employees of Loop, (c) any transaction with an officer or member of the board of directors of Loop in the ordinary course of business consistent with past practice involving compensation, indemnity, employee benefit arrangements or expense reimbursement, (d) loans or advances to employees otherwise permitted under this Agreement; (e) customary employment arrangements and benefit programs on reasonable terms as approved by the board of directors of Loop or a committee thereof; and (f) any contract or agreement disclosed pursuant to any provision of Section 3.2 (1).

               (x) BROKERS AND FINDERS. Neither Loop nor any Loop Shareholder has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions other than as set forth in Schedule 3.2(x) which Schedule sets forth the amount of such fees or commissions in connection with any of the transactions contemplated hereby or by the Ancillary Documents. Subject to Section 8.6, Loop is solely responsible for all fees or other amounts that may be payable to each Person listed on Schedule 3.2(x).

               (y) CORPORATE ACTIONS. Loop will take prior to Closing all actions necessary in accordance with applicable law and its articles of incorporation and by-laws to hold and convene (A) a meeting of Loop Shareholders (the "LOOP SHAREHOLDERS Meeting") to approve the Loop Shareholders Resolution which shall approve (i) the increase of Loop's capital stock by authorizing the issuance of the shares of Preferred Stock, (ii) if necessary, the transactions contemplated in this Agreement and in the Ancillary Documents and
          (iii) the amendment of Loop's by-laws to permit the conversion of the Company's Shares of Loop Preferred Stock into Loop Common Stock upon the Company's request, and (B) a Board meeting (the "BOARD MEETING") immediately thereafter to approve the Board Resolutions, which will have been raised to the status of public deed (DOCUMENTO PUBLICO) before a Spanish notary public. All the Loop Shareholders will attend the Loop Shareholders Meeting, in person or by proxy, and will vote in favor of the Loop Shareholders Resolution. The Loop Shareholders will cause all their representatives in the Board to attend the Board Meeting and to vote in favor of the Board Resolutions. At the Loop Shareholders Meeting all the Loop Shareholders will waive their pre-emptive rights on the Preferred Stock to be issued to the Company.

               (z) Prior to the Closing Loop will have been converted from an S.A. to an S.L. under Spanish law.

               (aa) Schedule 3.2(aa) sets forth the initial seven members of the Board to be elected in accordance with the Loop Shareholders Agreement.

               (bb) REPRESENTATIONS COMPLETE. None of the representations and warranties made by Loop and the Loop Shareholders herein or in any Schedule hereto, or in any certificate furnished by Loop or any of the Loop Shareholders pursuant to this Agreement, when all such documents are read together in their entirety, contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

               Section III.3 REPRESENTATIONS AND WARRANTIES OF THE LOOP SHAREHOLDERS. The Loop Shareholders, severally and not jointly, represent and warrant to, and agree with, the Purchaser as follows, it being understood that the Purchaser is relying on the following representations and warranties to effect the transactions contemplated herein:

               (a) ORGANIZATION, STANDING AND POWER. With respect to each Loop Shareholder that is not an individual, it is a corporation duly organized, validly existing under the laws of its jurisdiction of organization. It has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on it ability to consummate the transactions contemplated hereby.

               (b) AUTHORIZATION; NO CONFLICTS. Each Loop Shareholder has all requisite corporate or other power and authority to enter into this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each such Loop Shareholder, where applicable. This Agreement and the Ancillary Documents have been duly executed and delivered by each such Loop Shareholder and constitutes its valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. The execution and delivery of this Agreement and the Ancillary Documents by each such Loop Shareholder does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or make additional liabilities or fees due under (i) any provision of its organizational documents, if applicable, (ii) any Contractual Obligation or (iii) any statute, law, ordinance, rule, regulation, judgment, decree, stipulation, settlement or order applicable to it.

               (c) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to such Loop Shareholder in connection with the execution and delivery of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Loop and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

               (d) OWNERSHIP OF LOOP'S COMMON STOCK. Each share of Loop's Common Stock indicated as being owned by such Loop Shareholder on Schedule 3.3(d) is, or at Closing shall be, owned by such Loop Shareholder free and clear of any Liens, pledges, security interests, claims or other encumbrances. There are no contracts, commitments or agreements relating to voting, purchase or sale of Loop's capital stock between or among any such Loop Shareholder and any other Person, other than as disclosed in Schedule 3.2(e).

               (e) OWNERSHIP OF THE COMPANY'S STOCK. Each share of the Company's capital stock is, or at Closing shall be, owned by the Seller free and clear of any Liens, pledges, security interests, claims or other encumbrances. There are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock between the Seller and any other Person.

               SECTION III.4 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants to, and agrees with, the Purchaser as follows, it being understood that the Purchaser is relying on the following representations and warranties to effect the transactions contemplated herein:

               (a) ORGANIZATION, STANDING AND POWER. Seller is a corporation duly organized, validly existing under the laws of jurisdiction of organization. It has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on it ability to consummate the transactions contemplated hereby.

               (b) AUTHORIZATION; NO CONFLICTS. The Seller has all requisite corporate or other power and authority to enter into this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. This Agreement and any Ancillary Documents to which Seller is a party have been duly executed and delivered by the Seller and constitutes its valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. The execution and delivery of this Agreement and any Ancillary Documents to which Seller is a party by the Seller does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under or make additional liabilities or fees due under (i) any provision of its organizational documents, if applicable, (ii) any Contractual Obligation or (iii) any statute, law, ordinance, rule, regulation, judgment, decree, stipulation, settlement or order applicable to it.

               (c) CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental
          Entity is required by or with respect to the Seller in connection with the execution and delivery of this Agreement or the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) any such consents, approvals, orders, authorizations, registrations, declarations or filings required to be made or obtained by Loop which may include or implicate the Seller, or
          (ii) such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Loop and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

               (d) OWNERSHIP OF LOOP'S COMMON STOCK. Each share of Loop's Common Stock indicated as being owned by such Loop Shareholder on
          Schedule 3.3(d) is, or at Closing shall be, owned by such Loop Shareholder free and clear of any Liens, pledges, security interests, claims or other encumbrances. There are no contracts, commitments or agreements relating to voting, purchase or sale of Loop's capital stock between or among any such Loop Shareholder and any other Person, other than as disclosed in Schedule 3.2(e).

               (e) OWNERSHIP OF THE COMPANY'S STOCK. Each share of the Company's capital stock is, or at Closing shall be, owned by the Seller free and clear of any Liens, pledges, security interests, claims or other encumbrances. Except for this Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of the Company's capital stock between the Seller and any other Person.

               Section III.5 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to, and agrees with, the Seller and the Loop Shareholders as follows, it being understood that the Seller is relying on the following representations and warranties to effect the transactions contemplated herein:

               (a) ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware (U.S.A.) and has the requisite power and authority to enter into this Agreement and the Ancillary Documents to which it is a party and to carry out its obligations hereunder and thereunder. The Purchaser is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the State of California.

               (b) AUTHORIZATION; NO CONFLICTS. The execution and delivery of this Agreement and the Ancillary Documents to which the Purchaser is a party and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on behalf of the Purchaser. This Agreement has been, and on or prior to the Closing Date each of the Ancillary Documents to which the Purchaser is a party will be, duly and validly executed and delivered on behalf of the Purchaser and this Agreement is, and upon their execution and delivery on or prior to the Closing Date each of the Ancillary Documents to which the Purchaser is a party will be, a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the Ancillary Documents to which the Purchaser is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby and the compliance by Purchaser with the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event, which, with notice or lapse of time or both, would constitute a default) under, (i) any organizational document of the Purchaser, (ii) any Contractual Obligation of the Purchaser, or (iii) assuming that the clearances, filings, consents and approvals specified in Schedule 3.3(c) have been obtained or made and any waiting period applicable thereto has expired or been terminated, any Requirement of Law applicable to the Purchaser, except, in the case of clauses (ii) and (iii) above, such conflicts, violations, breaches, consents, approvals, notices, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect.

               (c) CONSENTS AND APPROVALS. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required on the part of Purchaser in connection with the execution and delivery by Purchaser of this Agreement and the Ancillary Documents to which the Purchaser is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby or the performance by the Purchaser of its obligations hereunder and thereunder, except for such consents, approvals, orders, authorizations, registrations, declarations, filings or notices of which the failure to make or obtain would not have a Material Adverse Effect. The Purchaser is fully qualified under applicable law to consummate the transactions contemplated by this Agreement and the Ancillary Documents.

               (d) BROKERS AND FINDERS. The Purchaser is solely responsible for all fees or other amounts that may be payable by the Purchaser to any broker, finder, placement agent or financial advisor in connection with any of the transactions contemplated hereby or by the Ancillary Documents.

               (e) ACQUISITION FOR INVESTMENT. The Purchaser is acquiring the Shares for investment, for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in the United States or to a U.S. Person (as that term is defined in Regulation S under the United States Securities Act of 1933, as amended (the "SECURITIES ACT")). The Purchaser believes it has received all information it considers or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Purchaser. The Purchaser further has had an opportunity to ask questions and receive answers from the Seller regarding the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access. The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies organized under the laws of countries other than the United States and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial and business matters, that it is capable of evaluating the merits and risks of an investment in the Shares and protecting its own interests in connection with this investment. Purchaser is an "Accredited Investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Purchaser acknowledges that the Shares have not been registered under the Securities Act or the securities laws of any state of the United States and may not be resold or transferred in the United States or to a U.S. Person unless they are subsequently registered under the Securities Act or the applicable laws of any state, or unless an exemption from registration is available. Purchaser acknowledges that the Company is under no obligation to undertake any such registration or to facilitate the availability of any such exemption. Purchaser further understands that there is no current market for the Shares in the United States or elsewhere, that no such market is likely to develop, that the Company is under no obligation to create or foster the creation of any such market and that, due to the absence of any such market, Purchaser may be required to hold the Shares indefinitely.

               (f) Purchaser and its Affiliates have on hand sufficient funds to pay the Purchase Price hereunder.

                                   ARTICLE IV.

                     CONDUCT OF BUSINESS PENDING THE CLOSING

          Section IV.1 CONDUCT OF THE BUSINESS PENDING THE CLOSING. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, the Company and Loop agree, and the Loop Shareholders undertake to cause Loop, (except to the extent expressly permitted or required by this Agreement or as consented to in advance in writing by the Purchaser), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Each of the Company and Loop further agrees to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes and to file required reports, statements, returns and other forms and documentation required to be filed under any applicable laws or regulations with respect to Taxes (collectively, "TAX RETURNS"), to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, in order to preserve its goodwill and ongoing business. Each of the Company and Loop agrees to promptly notify the Purchaser of any event or occurrence not in the ordinary course of its business, and of any event that could reasonably be expected to have a Material Adverse Effect either of them.

          Section IV.2 RESTRICTION ON CONDUCT OF BUSINESS OF THE COMPANY AND LOOP. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, except as expressly provided for in this Agreement and the Ancillary Documents, the Company or Loop shall not, and the Loop Shareholders shall cause both the Company and Loop not to, do, cause or permit any of the following, without the prior written consent of the Purchaser:

          (a CHARTER DOCUMENTS. Cause or permit any amendments to its articles of association, bylaws or other organizational documents;

          (b DIVIDENDS; CHANGES IN CAPITAL STOCK. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock (including capital reserves), or split (except for any split contemplated in the Loop Shareholders' Resolution), combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants to the extent required in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

          (c STOCK OPTION ARRANGEMENTS, ETC. Except as contemplated by the Stock Option Plan accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans;

          (d MATERIAL AGREEMENTS. Enter into any Material Agreement or violate, amend or otherwise modify or waive any of the terms of any of its Material Agreements;

          (e ISSUANCE OF SECURITIES. Except as provided for in this Agreement, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (f INTELLECTUAL PROPERTY. Transfer to any person or entity any rights to its Intellectual Property other than pursuant to non-exclusive, non-source code licenses in the ordinary course of business consistent with past practice;

          (g EXCLUSIVE RIGHTS. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

          (h DISPOSITIONS. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business, taken as a whole except for (i) sales of products and services in the ordinary course of business or (ii) sales of obsolete or unused equipment;

          (i INDEBTEDNESS. Incur any indebtedness for borrowed money in excess of euro 100,000 in the aggregate, guarantee any indebtedness of other Persons (other than the Company), or issue or sell any debt securities or guarantee any debt securities of other Persons;

          (j PAYMENT OF OBLIGATIONS. Pay, discharge or satisfy in an amount in excess of euro 10,000 in any one case or euro 50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Financial Statements;

          (k CAPITAL EXPENDITURES. Make any capital expenditures, capital additions or capital improvements, other than capital expenditures, additions and improvements not exceeding euro 250,000 in the aggregate during any individual calendar month;

          (l INSURANCE. Materially reduce the amount of any insurance coverage provided by existing insurance policies;

          (m TERMINATION OR WAIVER. Terminate or waive any right of substantial value, commence voluntary bankruptcy, receivership or similar proceedings, or terminate its legal existence;

          (n EMPLOYEE BENEFIT PLANS. (i) Increase or accelerate the compensation or fringe benefits of any current or former director or employee of Loop (except for increases in salary or wages in the ordinary course of business consistent with past practice), (ii) grant any severance or termination pay to any current or former director or employee of Loop or (iii) establish, adopt, enter into, amend or terminate any company plan or any plan, agreement, program, policy, trust, or other arrangement that would be a company plan if it were in existence as of the date of this Agreement;

          (o LAWSUITS. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business or result in a loss of rights of substantial value, PROVIDED that it consults with the Purchaser prior to the filing of such a suit or (iii) for a breach of this Agreement;

          (p ACQUISITIONS. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

          (q TAXES; ACCOUNTING. Make or change any material election in respect of Taxes, change any annual Tax accounting period, adopt or change any accounting method, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement relating to any Tax, settle any claim or assessment in respect of Taxes, surrender any right to claim a Tax refund, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r NOTICES. Fail to give all notices and other information required to be given to the employees of Loop any collective bargaining unit representing any group of employees of the Company, and any applicable Governmental Entity any applicable law in connection with the transactions provided for in this Agreement;

          (s REVALUATION. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

          (t LOANS; CAPITAL CONTRIBUTIONS. Make any loans or advances to, or guarantees for the benefit of, or any capital contributions to, any Person, or form any Subsidiary, other than advances of expenses to employees made in the ordinary course of business consistent with past practice.

          (u CHARITABLE CONTRIBUTIONS. Make any charitable contributions or pledges exceeding euro 10,000 in the aggregate.

          (v OTHER. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2 (a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

          Section IV.3 ACCESS TO INFORMATION. (a) The Company and Loop shall afford the Purchaser and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to (i) all of the Company's and Loop's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties, personnel of the Company and Loop as the Purchaser may reasonably request. The Company and Loop agree to provide to the Purchaser and its accountants, counsel and other representatives copies of internal financial statements promptly upon request to the extent that any such internal financial statements are prepared by the Company or Loop, as the case may be, in the ordinary course of business.

          (b Subject to compliance with applicable law, from the date hereof until the Closing, each of the Purchaser, Loop and the Company shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of the Company's and Loop's ongoing operations.

          (c No information or knowledge obtained in any investigation pursuant to this Section 4.3 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the transactions contemplated hereby.

          (d The Company and Loop shall provide the Purchaser and its accountants, counsel and other representatives reasonable access, during normal business hours, during the period prior to the Closing, to all of the Company's and Loop's Tax Returns and other records and workpapers relating to Taxes and shall provide to the Purchaser and its representatives, promptly upon request, the following information: (i) the types of Tax Returns being filed by the Company or Loop in each taxing jurisdiction, (ii) the year of the commencement of the filing of each such type of Tax Return, (iii) all closed years with respect to each such type of Tax Return filed in each jurisdiction, (iv) all material Tax elections filed in each jurisdiction by the Company or Loop,
(v) any deferred intercompany gain with respect to transactions to which the Company or Loop have been a party, and (vi) receipts for any Taxes paid to foreign Tax authorities.

     Section IV.4 NO SOLICITATION. (a) Prior to the Closing, neither Loop, the Loop Shareholders nor the Company shall authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, Loop, the Company or the Loop Shareholders to, directly or indirectly, (i) take any action to solicit, initiate, encourage or knowingly facilitate any Material Transaction Proposal (as defined in Section 4.4 (c)) or the submission of a Material Transaction Proposal or (ii) enter into or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, a Material Transaction Proposal. The Company, Loop and/or the Loop Shareholders will promptly notify the Purchaser of receipt of any request for information or any Material Transaction Proposal, the material terms and conditions of such request or Material Transaction Proposal and the identity of the Person making any such request or Material Transaction Proposal, and will keep the Purchaser fully informed on a current basis of the status and details of any such request or Material Transaction Proposal. The Company, Loop and/or the Loop Shareholders will immediately cease and cause to be terminated any existing activities, discussions and negotiations conducted heretofore with respect to any Material Transaction Proposal.

          (b Prior to the Closing, neither the Loop Shareholders nor the Company or Loop shall (i) approve or recommend or propose publicly to approve or recommend any Material Transaction Proposal, or (ii) cause or agree to cause the Company or Loop to enter into any agreement (including, without limitation, any letter of intent or agreement in principle) related to a Material Transaction Proposal.

          (c As used herein, "MATERIAL TRANSACTION PROPOSAL" means any inquiry, proposal or offer from any Person relating to (i) the direct or indirect acquisition or purchase of 5% or more of the assets (based on the fair market value thereof) of the Company or Loop or of 5% or more of any class of equity securities of the Company or Loop or any tender offer or exchange offer (including by the Company or Loop) that if consummated would result in any Person beneficially owning 5% or more of any class of equity securities of the Company or Loop, or (ii) any merger, consolidation, business combination, sale of all or substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or Loop other than the transactions contemplated by this Agreement.

                                   ARTICLE V.

                                OTHER AGREEMENTS

          Section V.1 CONVERSION. Upon the request of the Company, Loop and the Loop Shareholders shall promptly after such request is made take all actions necessary in accordance with applicable law, any request of the Spanish Companies Registrar and Loop's articles of incorporation and by-laws to give effect to the amendment to Loop's by-laws, previously approved in the Loop Shareholders Resolution, to permit the conversion of the Company's shares of Loop's Preferred Stock into shares of Loop's Common Stock (the "CONVERSION").

          Section V.2 [Intentionally Omitted]

          Section V.3 PUBLIC STATEMENTS. Each of the Seller, the Company, the Loop Shareholders and the Purchaser agrees to hold in strict confidence and not to disclose to others the status of any discussions or relations among the Parties with respect to the subject matter of this Agreement or the Ancillary Documents until such time as the Parties mutually agree to publicly disclose such information or are legally obligated to disclose such information or are obligated by applicable stock exchange rules to disclose such information. Before any Party or any Affiliate of such party shall release any information concerning this Agreement or the Ancillary Documents or the matters contemplated hereby or thereby which is intended for or may result in public dissemination thereof, such Party shall cooperate with the other Parties, shall furnish drafts of all documents or proposed oral statements to the other Parties, provide the other Parties the opportunity to review and comment upon any such documents or statements and shall not release or permit release of any such information without the consent of the other Parties, except to the extent required by applicable law or the rules of any securities exchange or automated quotation system on which its securities or those of its Affiliate are traded.

          Section V.4 REASONABLE COMMERCIAL EFFORTS. Subject to the terms and conditions provided in this Agreement, each Party shall execute and deliver such additional instruments and other documents and shall use reasonable commercial efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby by the time that this Agreement requires them to be consummated, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings, including without limitation the filings and consents set forth on Schedule 3.1(d), Schedule 3.2(d) and
Schedule 3.3(c) hereto (collectively, the "REQUIRED CONSENTS") and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the Parties hereto the benefits contemplated by this Agreement; PROVIDED that notwithstanding anything to the contrary in this Agreement, no Party nor any of their Affiliates shall be required to make any disposition, including, without limitation, any disposition of, or any agreement to hold separate, any Subsidiary, asset or business, and no Party hereto nor any of their Affiliates shall be required to make any payment of money nor shall any Party or its Affiliates be required to comply with any condition or undertaking or take any action which, individually or in the aggregate, would materially adversely affect the economic benefits to such Party of the transactions contemplated hereby and the Ancillary Documents, taken as a whole or materially adversely affect any other business of such Party or its Affiliates. Moreover, the Seller and the Loop Shareholders agree to cause the Company and/or Loop to duly and timely perform all of their obligations under this Agreement which are to be performed from the date hereof until, and including, the Closing Date.

          Section 5.5 NOTIFICATION OF CERTAIN MATTERS. Each Party to this Agreement shall give prompt notice to each other Party of the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any condition of any Party contained in Article VI of this Agreement to not be satisfied at or prior to Closing; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 5.5 shall not limit or otherwise affect any remedies available to the Party receiving such notice. No disclosure by any Party pursuant to this Section 5.5, however, shall be deemed to amend or supplement the disclosures set forth on the Schedules to ARTICLE III or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

          Section 5.6 TAX ELECTIONS. The Purchaser shall have the authority to file, or to cause the Company or Loop to file, any election with respect to Loop and the Company for United States federal tax purposes, including an election in accordance with section 754 of the United State Internal Revenue Code of 1986, as amended and the regulations thereunder. Loop and the Company shall provide any information that the Purchaser reasonably requests in order to make any such election, and the Company and the Loop Shareholders shall cooperate and take such action as necessary for purposes of this Section 5.6.

          Section 5.7 FURTHER ASSURANCES. The Parties agree to cooperate with one another to execute and deliver such other documents, and do all such other further things as may be reasonably required to carry out the transactions contemplated by this Agreement or the Ancillary Documents.

                                   ARTICLE VI.

                              CONDITIONS PRECEDENT

               Section VI.1 CONDITIONS TO OBLIGATIONS OF PURCHASER AND SELLER. The respective obligations of the Purchaser and the Seller to consummate and effect the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of the Purchaser and the Seller:

               (a NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Closing hereunder, which makes the consummation of the transactions provided for herein or in the Ancillary Documents illegal. In the event an injunction or other order shall have been issued, each Party agrees to use its reasonable commercial efforts to have such injunction or other order lifted.

               (b APPROVALS. All permits, consents, authorizations, orders and approvals of, and filings and registrations required under applicable law, rule or regulation for or in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation by the Parties hereto of the transactions contemplated hereby and thereby shall have been obtained or made and all statutory waiting periods thereunder in respect thereof shall have expired, except where the failure to obtain any permit, consent, authorization, order or approval, or make any filing or registration would not have a Material Adverse Effect.

               Section 6.2 ADDITIONAL CONDITIONS OF THE PURCHASER. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the satisfaction or waiver of each of the following conditions precedent at or prior to the Closing:

               (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. (i) The representations and warranties of the Seller, the Company and the Loop Shareholders contained in this Agreement and the Ancillary Documents shall be true and correct in all material respects on and as of the date of this Agreement or the date of such Ancillary Documents, as the case may be (provided that if such representations and warranties are already subject to a materiality qualification then the materiality qualification in this Section 6.2(a)(i) shall not apply); and on and as of the Closing Date, with the same effect as though made on and as of such date (provided that if such representations and warranties are already subject to a materiality qualification, then the materiality qualification in this Section 6.2(a)(i) shall not apply), except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specified date (provided that if such representations and warranties are already subject to a materiality qualification, then the materiality qualification in this Section 6.2(a)(i) shall not apply), and (ii) the Company and the Loop Shareholders shall have performed in all material respects all obligations, agreements, undertakings, covenants and conditions of this Agreement and the Ancillary Documents required to be performed by them at or prior to the Closing Date; provided that if such obligations, agreements, undertakings, covenants and conditions are already subject to a materiality qualification, then the materiality qualification in this Section 6.2(a)(ii) shall not apply.

               (b) COMPANY CERTIFICATE. The Seller, the Company, Loop and the Loop Shareholders shall have delivered to the Purchaser a certificate, dated the Closing Date, signed by its chief executive officer or its chief financial officer, or in the case of a Loop Shareholder by such Loop Shareholder, in form and substance reasonably satisfactory to the Purchaser, to the effect that the conditions set forth in Section 6.2(a) have been satisfied.

               (c THIRD PARTY CONSENTS. The Purchaser shall have been furnished with evidence satisfactory to it of (i) the consent or approval of those Persons whose consent or approval shall be required in connection with the transactions contemplated hereby and (ii) the consent or approval of any other Persons (if any) whose consent or approval is necessary in connection with the transactions contemplated hereby in order to prevent breach or termination of any contract, agreement, right, license, permit or other asset of the Company or Loop, other than in the case of this clause (ii) any such consents or approvals the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect on the Company or Loop.

          (d INJUNCTIONS OR RESTRAINTS ON CONDUCT OF BUSINESS. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting the Purchaser's conduct or the operation of the business of the Company or Loop following the Closing shall be in effect, and no proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing shall be pending.

          (e NO MATERIAL ADVERSE EFFECT. There shall not have occurred any Material Adverse Effect on the Company or Loop. For the purpose of this
     Section 6.2(e), a Material Adverse Effect shall mean a material adverse effect that (i) affects the ability of the Company or Loop to continue to carry out the business as conducted by the Company or Loop, as the case may be, or as contemplated to be conducted by the Company or Loop, as the case may be, or (ii) affects the ability of Loop or the Company to timely perform their obligations under this Agreement or the Ancillary Documents to which it is a party.

          (f CONVERSION OF LOOP TO AN S.L. Loop shall have been converted from an S.A. to an S.L. under Spanish law, and in accordance with the Loop Shareholders Resolution.

          (g LOOP SHAREHOLDERS RESOLUTIONS. The Loop Shareholders Resolution shall have been approved by the Loop Shareholders at the Loop Shareholders Meeting and not have been amended, modified or revoked. The Loop Shareholders Resolution shall have been raised to the status of public deed (DOCUMENTO PUBLICO) before a Spanish notary public.

          (h The Board Resolution shall have been approved by the Loop Board and not have been amended; modified or revoked. The Board Resolution shall have been raised to the status of public deed (DOCUMENTO PUBLICO) before a Spanish notary public.

          (i The powers of attorney granted in favor of Mr. Gonazalo Mendoza Zabala and Mr. Marcus Pujol Benet shall have been revised to the satisfaction of the Purchaser.

          Section 6.3 ADDITIONAL CONDITIONS OF THE SELLER. The obligations of
(i) the Seller to sell the Shares at the Closing are subject to satisfaction or waiver of each of the following conditions precedent at or prior to the Closing:

          (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. (i) The representations and warranties of the Purchaser contained in this Agreement and the Ancillary Documents shall be true and correct in all material respects on and as of the date of this Agreement or the date of such Ancillary Documents, as the case may be; and on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specified date, and (ii) the Purchaser shall have performed in all material respects all obligations, agreements, undertakings, covenants and conditions of this Agreement and the Ancillary Documents required to be performed by it at or prior to the Closing.

          (b) THE PURCHASER'S CERTIFICATE. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Company to the effect that the foregoing conditions set forth in Section 6.3(a) have been satisfied.

          (c) NO MATERIAL ADVERSE EFFECT. There shall not have occurred any Material Adverse Effect on the Purchaser; PROVIDED, HOWEVER, that fluctuations in the market value of the Purchaser's stock shall not be deemed to constitute a Material Adverse Effect on the Purchaser except to the extent accompanied by other demonstrable material adverse effects occurring with respect to the Purchaser's and its Subsidiaries businesses, taken as a whole.

          (d) THIRD PARTY CONSENTS. The Seller shall have been furnished with evidence satisfactory to it of the consent or approval of those Persons whose consent or approval shall be required for the Purchaser to consummate the transactions contemplated hereby, other than in the case that the failure to obtain any such consents or approvals would not reasonably be expected to have a Material Adverse Effect on the Seller.

          (e) ESCROW AGREEMENT. The Purchaser shall have executed the Escrow Agreement which shall be in full force and effect.


                                  ARTICLE VII.

                                      TERM

          Section VII.1 TERMINATION. This Agreement may be terminated on or any time prior to the Closing:

          (a by the mutual written consent of all Parties hereto; or

          (b by either the Seller or the Purchaser if the Closing shall have not have occurred on or prior to September 22, 2000 (the "TERMINATION DATE"), unless the failure of such occurrence shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such the Seller, the Company, Loop or the Loop Shareholders, on the one hand, or the Purchaser, on or before the Closing; or

          (c by the Seller or the Purchaser pursuant to notice if any Governmental Entity of competent jurisdiction shall have denied any approval under any of the laws, rules or regulations described in Section 3.1(d), 3.2(d), 3.3(c), 3.4(c) or 3.5(c) necessary for the consummation of the transactions contemplated hereby by a final and unappealable order.

               Section VII.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void, except for the obligations set forth in this Section and in Sections 5.3 and 8.7 and there shall be no liability or obligation on the part of the Parties hereto except as otherwise provided in this Agreement. The termination of this Agreement under Section 7.1(b) shall not relieve any Party of any liability for breach of this Agreement prior to the date of termination.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

               Section VIII.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein or in any certificates delivered in connection with the Closing shall survive for a period of twenty-four (24) months after the Closing, PROVIDED, HOWEVER, that (a) the Surviving Representations and Warranties shall not terminate pursuant to this Section 8.1 and shall continue to survive indefinitely and (b) the representations and warranties in Sections 3.1(j), 3.2(k), 3.2(l), 3.2(o) and 3.2(p) shall survive until 30 days after the expiration of the applicable statute of limitations relating to the matters covered therein, PROVIDED, HOWEVER, that the Company, Loop or the Seller shall not waive any statute of limitations without the prior written consent of the Purchaser.

               Section VIII.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

               (a   If to the Purchaser or the Company (after Closing), to:

                    COVAD COMMUNICATIONS GROUP, INC.
                           4520 Burton Drive
                           Santa Clara, CA 95054
                           Attention: General Counsel
                           Fax: (408) 987-1111

                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: John W. Carr
                           Fax: (212) 455-2502

               (b   If to the Seller or the Company (before Closing) to:

                           Greenaway Holdings Ltd.
                           c/o Loop Telecom, S.A.
                           World Trade Center, Norte, 6(a)Planta
                           Moll de Barcelona, s/n
                           08039 Barcelona
                           Attention: Wyatt Rosental / Marc Pujol
                           Fax: (+34 93) 344-2401

                           with a copy to:

                           Cuatrecasas
                           Paseo de Gracia, 111
                           08008 Barcelona
                           Attention: Emilio Coco
                           Fax: (+34 93) 290-5535

          (c   If to Loop, to:

                           Loop Telecom, S.A.
                           World Trade Center, Norte, 6(a) Planta
                           Moll de Barcelona, s/n
                           08039 Barcelona
                           Attention: Wyatt Rosental / Marc Pujol
                           Fax:   (+34 93) 344-2401

                           with a copy to:

                           Cuatrecasas
                           Paseo de Gracia, 111
                           08008 Barcelona
                           Attention: Emilio Coco
                           Fax: (+34 93) 290-5535

         (d) if to any of the Loop Shareholders

                           Mr.Wyatt Rosental
                           Calle Valencia 182, 1(0)1(a)
                           Barcelona 08011
                           Spain
                           Fax: (+34 93) 344-2401
                           with a copy to:

                           Cuatrecasas
                           Paseo de Gracia, 111
                           08008 Barcelona
                           Attention: Emilio Coco
                           Fax: (+34 93) 290-5535

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

               Section VIII.3 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Ancillary Documents and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the Parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the Parties hereto executed in the same manner as this Agreement. No failure on the part of any Party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any Party of any right preclude any other or future exercise thereof or the exercise of any other right. This Agreement and the Shareholders Agreement shall govern in the event of a conflict with Loop's by-laws.

               Section VIII.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

               SECTION VIII.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, U.S.A., APPLICABLE TO CONTRACTS EXECUTED AND PERFORMED WITHIN SUCH STATE.

               Section VIII.6 INDEMNIFICATION BY THE LOOP SHAREHOLDERS. The Loop Shareholders agree to indemnify and save harmless Loop and each of its partners, officers, directors, employees, agents and Affiliates in their respective capacities as such (the "LOOP FEE INDEMNITEES") from and against, and shall pay to Loop an amount equal to, 70% of the fees or other amounts that may be payable to each Person listed on Schedule 3.2(x) in excess of US$ 1,000,000. The provisions of Section 8.8(b) (but not Section 8.8(e)) shall apply, MUTATIS MUTANDIS, to any claim for indemnification by the Loop Fee Indemnitees against the Loop Shareholders pursuant to this Section 8.6.

               Section VIII.7 FEES AND EXPENSES. The Purchaser shall bear its own costs and expenses incurred in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby, including the fees and expenses of its accountants and counsel. Subject to Section 8.6, the Company shall bear the reasonable costs and expenses incurred by the Seller, the Company and the Loop Shareholders in connection with this

Agreement and the Ancillary Documents and the transactions contemplated hereby, including fees and expenses of their respective accountants and counsels.

               Section VIII.8 INDEMNIFICATION BY LOOP AND THE LOOP SHAREHOLDERS.
(a) Subject to Section 8.8(e), the Seller, Loop and the Loop Shareholders agree to jointly and severally indemnify and save harmless the Purchaser and each of the respective partners, officers, directors, employees, agents and Affiliates of the Purchaser in their respective capacities as such (the "PURCHASER INDEMNITEES"), from and against any and all actions, suits, claims, proceedings, costs, damages, judgments, amounts paid in settlement (subject to Section 8.8(b)) and expenses (including without limitation reasonable attorneys' fees and disbursements)(collectively, "LOSSES"), relating to or arising out of (i) any inaccuracy in or breach of the representations, warranties, covenants or agreements made by the Company, the Seller, Loop or the Loop Shareholders herein; (ii) Arrow Capital Associates Inc.'s lack of a license from the Bank of Spain relating to the lease, dated June 23,2000 between Loop and Arrow Capital Associates Inc. ("ARROW LOSSES"); (iii) Loop's lack of an activity license (LICENSAD DE ACTIVIDAD) ("ACTIVITY LICENSE LOSSES") or (iv) Loop's lack of an evaluation and plan of prevention of labor risks under Spain's Law 31/1995, of November 8, on PREVENTION OF LABOR RISK ("LABOR PLAN LOSSES").


               (b   A Purchaser Indemnitee shall give written notice to Loop and the Loop Shareholders' Agent of any claim with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to a claim for indemnification; PROVIDED that the failure of any Purchaser Indemnitee to give notice as provided herein shall not relieve Loop and the Loop Shareholders of their obligations under this Section 8.8 or the Loop Shareholders of their obligations under Section 8.9 unless and to the extent that Loop or the Loop Shareholders shall have been materially prejudiced by the failure of such Purchaser Indemnitee to so notify Loop or the Loop Shareholders' Agent. In case any such action, suit, claim or proceeding is brought against a Purchaser Indemnitee, Loop and the Loop Shareholders shall be entitled to participate in the defense thereof and, to the extent that they may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Purchaser, and after notice from Loop and/or the Loop Shareholders of its/their election so to assume the defense thereof, Loop and/or the Loop Shareholders will not be liable to such Purchaser Indemnitee under this Section 8.8 for any legal or other expense subsequently incurred by such Purchaser Indemnitee in connection with the defense thereof; PROVIDED, HOWEVER, that (i) if Loop and/or the Loop Shareholders shall elect not to assume the defense of such claim or action or (ii) if outside legal counsel to the Purchaser Indemnitee reasonably determines that there may be a conflict between the positions of Loop and/or the Loop Shareholders, on the one hand, and of the Purchaser Indemnitee, on the other hand, in defending such claim or action, then separate counsel shall be entitled to participate in and conduct the defense, and Loop and/or the Loop Shareholders shall be liable for any legal or other expenses reasonably incurred by the Purchaser Indemnitee in connection with the defense (but only with respect to one such separate counsel). Loop and/or the Loop Shareholders shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; PROVIDED, HOWEVER, that Loop and/or the Loop Shareholders shall not unreasonably withhold, delay or condition their consent. Loop and the Loop Shareholders further agree that they will not, without the

Purchaser Indemnitee's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification may be sought hereunder unless such settlement or compromise includes an unconditional release of the Purchaser and each other Purchaser Indemnitee from all liability arising out of such action, suit, claim or proceeding.

               (c) Notwithstanding anything contained herein to the contrary, the indemnification provided in Section 8.8(a) above shall not apply unless the aggregate of all amounts subject to indemnification under section 8.8(a) exceeds US$100,000 (the "BASKET"); PROVIDED, HOWEVER, that for the purposes of calculating the Basket, materiality limitations set forth in the representations and warranties shall be of no effect. The Basket shall not apply to Losses relating to or arising out of (i) any inaccuracy in or breach of the representations and warranties made in Section 3.1(i), Section 3.1(j), Section 3.1(l), Section 3.3(d), Section 3.3(e), Section 3.4(d) and Section 3.4(e); (ii) any Arrow Losses; (iii) any Activity License Losses; or (iv) any Labor Plan Losses. In any event, the maximum amount that Loop and the Loop Shareholders will be required to pay under Section 8.2(a) in respect of all claims by Purchaser Indemnities thereunder shall not exceed US$50,000,000. No claim for indemnification under Section 8.2(a) may be made by any Purchaser Indemnitee in respect of any representation or warranty following the expiration of the applicable survival period, if any, specified with respect to such representation or warranty in Section 8.1.

               (d) The Purchaser shall not be permitted to seek indemnification pursuant to this Section 8.8 from any Loop Shareholder for any Losses, unless prior to seeking such indemnification , the Purchaser shall first have sought to obtain indemnification with respect to such matter from Loop.

               (e) The Purchaser shall not be permitted to seek indemnification pursuant to this Section 8.8 from any Loop Shareholder for any Losses in excess of such Loop Shareholder's "INDEMNITY PERCENTAGE" which shall be determined on a pro rata basis calculated by dividing the number of Loop Common Shares held by such Loop Shareholder by the aggregate number of Common Shares held by all Loop Shareholders; provided, however, that the indemnification in this Section 8.8 shall be joint and several among the members of the Mendala Group; joint and several between Steven Willens and Wyatt Rosental (the "WILLENS-ROSENTAL GROUP"); and several between the Willens-Rosental Group and the Mendala Group.

               (f) The indemnification provided for in this Section 8.8 shall be the exclusive post-Closing remedy available to the Purchaser with respect to any inaccuracy in or breach of any representation or warranty made by Loop and/or the Loop Shareholders in this Agreement; PROVIDED that nothing herein shall prevent the Purchaser from pursuing any remedies legally available for fraud or fraudulent misrepresentation.

               Section VIII.9 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES. Subject to applicable law and the following sentence, the Purchaser may assign its rights under this Agreement in whole or in part only to any Affiliate of the Purchaser, but no such assignment shall relieve the Purchaser of its obligations hereunder. The Purchaser shall not assign any rights under this Agreement to any Affiliate if (a) such assignment would cause any representation or warranty of the Purchaser to become materially untrue or incorrect, (b) such Affiliate does not expressly assume pursuant to a document in form and substance reasonably satisfactory to the Seller and the Loop Shareholders all of the obligations of the Purchaser associated with the rights proposed to be assigned or (c) such assignment would materially delay or impair consummation of the transactions contemplated by this Agreement or the Ancillary Documents. Neither the Seller, the Company, Loop nor any of the Loop Shareholders may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the Purchaser. Any purported assignment in violation of this Section shall be void. Nothing herein shall create or be deemed to create any third party beneficiary rights in any person or entity not a party hereto.

               Section VIII.10 INDEMNIFICATION BY THE PURCHASER. (a) Subject to
Section 8.12, the Purchaser agrees to indemnify and save harmless Loop, the Loop Shareholders, the Seller and each of their respective partners, officers, directors, employees, agents and Affiliates in their respective capacities as such (the "LOOP INDEMNITEES") from and against any and all Losses relating to or arising out of any inaccuracy in or breach of the representations, warranties, covenants or agreements made by such Purchaser herein.

               (b) The provisions of Section 8.8(b) shall apply, MUTATIS MUTANDIS, to any claim for indemnification by the Loop Indemnitees against the Purchaser pursuant to this Section 8.10.

               (c) Notwithstanding anything contained herein to the contrary, the indemnification provided in Section 8.9(a) above shall not apply unless the aggregate of all amounts subject to indemnification under section 8.9(a) exceeds US$100,000. In any event, the maximum amount that the Purchaser will be required to pay under Section 8.9(a) in respect of all claims by Loop Indemnities thereunder shall not exceed US$7,000,000. No claim for indemnification under
Section 8.9(a) may be made by any Loop Indemnitee in respect of any representation or warranty following the expiration of the applicable survival period, if any, specified with respect to such representation or warranty in
Section 8.1.

               (d) The indemnification provided for in this Section 8.10 shall be the exclusive post-Closing remedy available to the Loop Indemnitees with respect to any inaccuracy in or breach of any representation or warranty made by the Purchaser in this Agreement; PROVIDED that nothing herein shall prevent the Loop Indemnitees from pursuing any remedies legally available for fraud or fraudulent misrepresentation.

               Section VIII.11 ARBITRATION. (a) Any controversy, dispute or claim arising out of, in connection with or in relation to this Agreement shall be exclusively determined by arbitration in accordance with this Section 8.11, without recourse to the ordinary courts of law to which all Parties expressly renounce, except for actions under Section 8.13. Any such arbitration shall be held in New York, New York, USA under the rules of arbitration then in effect of the International Chamber of Commerce (the "RULES"). The laws of New York, New

York (U.S.A.) shall be the substantive applicable laws and the proceedings shall be conducted in English by a panel of three arbitrators, who shall all be fluent in the English language.

               (b) For the purpose of this Section 8.11, the Seller and the Loop Shareholders shall be considered as only one party in the arbitration proceedings and the Seller and the Loop Shareholders hereby constitute and appoint Wyatt Rosental (the "AGENT") as the agent for and on behalf of the Seller and the Loop Shareholders to give and receive notices and communications, to demand arbitration, appoint arbitrators and comply with orders or awards of arbitrators and to take all actions necessary or appropriate in the Agent's judgment for the accomplishment of the foregoing.

               (c) Either the Purchaser or the Agent (the "CLAIMANT") may, by written notice to the other and the International Court of Arbitration of the International Chamber of Commerce (the "COURT"), demand arbitration of the matter, it being understood that the Claimant shall also appoint one arbitrator in the said written notice. Within 10 days after such written notice is sent, the party in receipt thereof (the "RESPONDENT") shall select one arbitrator by written notice to the Claimant and the Court, and the two arbitrators so selected shall select a third arbitrator, who shall act as the chairman of the arbitration panel, within 10 days of the appointment of the arbitrator selected by the Respondent. Should (i) the Respondent fail to select its arbitrator within the term granted to the Respondent or (ii) the two arbitrators appointed by the Claimant and the Respondent fail to select the third arbitrator by the term granted to them, then the selection of the concerned arbitrator shall be made by the Court, pursuant to the Rules. The decision of the arbitrators as to the matter brought to their attention shall be binding and conclusive upon the Parties to this Agreement.

               (d) Each Party shall bear its own expenses (including, attorneys' fees and expenses) incurred in connection with any such arbitration, and the fees and expenses of each arbitrator and the administrative fees relating to such arbitration shall be allocated by the arbitrators for the account of the losing party.

               Section VIII.12 EXCLUSIVE REMEDY. The First Call Option (as defined in the Loop Shareholders Agreement) and the Second Call Option (as defined in the Loop Shareholders Agreement) shall be the sole and exclusive remedies available to the Seller and/or the Loop Shareholders with respect to a failure by the Purchaser to pay the Second Installment or the Last Payment.

               Section VIII.13 SPECIFIC PERFORMANCE. Subject to Section 8.12, the Parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions by a court of competent jurisdiction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement or of any award issued by the arbitrators pursuant to Section 8.11 in addition to any other remedy to which they are entitled at law or in equity.

               Section VIII.14 HEADINGS, CAPTIONS AND TABLE OF CONTENTS. The Section headings, captions and table of contents contained in this Agreement are for reference purposes only, are not part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

               Section VIII.15 INTERPRETATION AND CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) "or" is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Except to the extent that the context otherwise requires "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

               IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized representatives, all as of the date first above written.

                                        GREENAWAY HOLDINGS LTD.


                                        By: /s/ MARC PUJOL
                                        --------------------
                                        Name: Marc Pujol
                                        Title: Power of Attorney

                                        SCSK5406 APS


                                        By: /s/ MARC PUJOL
                                        -------------------
                                        Name: Marc Pujol
                                        Title: Power of Attorney

                                        LOOP TELECOM, S.A.


                                        By: /s/ WYATT ROSENTAL
                                        ------------------------
                                        Name: Wyatt Rosental
                                        Title: CEO


                                        COVAD COMMUNICATIONS GROUP, INC.


                                        By: /s/ ROBERT DAVENPORT
                                        -------------------------
                                        Name: Robert Davenport
                                        Title: CEO


                                        THE SHAREHOLDERS OF LOOP TELECOM, S.A.

                                        By: /s/ WYATT ROSENTAL
                                        -------------------------

                                        PER POWER OF ATTORNEY
                                        Steven Willens

                                        By: /s/ WYATT ROSENTAL
                                        ------------------------
                                        Wyatt Rosental

                                        By: /s/ GONZALO MENDOZA ZABALA
                                        -------------------------
                                        Gonzalo Mendoza Zabala

                                        By: /s/ GONZALO MENDOZA ZABALA
                                        -------------------------
                                        PER POWER OF ATTORNEY
                                        Antonio Mendoza Zabala

                                        By: /s/ GONZALO MENDOZA ZABALA
                                        -------------------------
                                        PER POWER OF ATTORNEY
                                        Alvaro Mendoza Zabala

                                        By: /s/ GONZALO MENDOZA ZABALA
                                        -------------------------
                                        PER POWER OF ATTORNEY
                                        Ana Maria Mendoza Zabala

                                        By: /s/ GONZALO MENDOZA ZABALA
                                        -------------------------
                                        PER POWER OF ATTORNEY
                                        Belen Mendoza Zabala

                                        By: /s/ GONZALO MENDOZA ZABALA
                                        -------------------------
                                        PER POWER OF ATTORNEY
                                        Mercedes Mendoza Zabala

                                        By: /s/ GONZALO MENDOZA ZABALA
                                        -------------------------
                                        PER POWER OF ATTORNEY
                                        Jose Luis Mendoza Zabala


                                        MENDALA S.L.

                                        By: /s/ GONZALO MENDOZA ZABALA
                                        -------------------------
                                        Name: Gonzalo Mendoza Zabala

                                        Title:     Power of Attorney




                                        ROSENTAL EQUITY PARTNERS LLC


                                        By: /s/ WYATT ROSENTAL
                                        -------------------------
                                        Name: Wyatt Rosental
                                        Title: Manager